UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2004

FelCor Lodging Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	333-39595-01	75-2544994

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

    Item 3.02 Unregistered Sales of Equity Securities.

     On August 23, 2004, FelCor Lodging Limited Partnership, or FelCor LP, issued 2,300,000 Series A Cumulative Convertible Units, or Series A Preferred Units, to FelCor Lodging Trust Incorporated, or FelCor, the sole general partner of FelCor LP. As consideration for the units, FelCor contributed to FelCor LP $52,350,760 in cash, representing the net proceeds from the sale by FelCor of 2,300,000 shares of its $1.95 Series A Cumulative Convertible Preferred Stock, or Series A Preferred Stock. These Series A Preferred Units were issued by FelCor LP in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as a transaction not constituting a public offering of securities because they were issued privately without general solicitation or advertising to the company that serves as the sole general partner of FelCor LP.

     The Series A Preferred Stock issued by FelCor is convertible at any time upon the election of its holders, unless previously redeemed, into FelCor common stock at a rate of 0.7752 of a share of common stock per share of converted Series A Preferred Stock, subject to adjustments because of stock splits, stock dividends, combinations and other similar transactions. Whenever any shares of Series A Preferred Stock are converted into shares of FelCor common stock, a corresponding number of Series A Preferred Units will be automatically converted into FelCor LP common units at an equivalent rate so that the same number of shares of Series A Preferred Stock and Series A Preferred Units remain outstanding at all times. The unit conversion rate is subject to the same adjustments as are made from time to time on the conversion rate for the Series A Preferred Stock.

     The Series A Preferred Units will be redeemable by FelCor LP when and if any outstanding shares of the corresponding Series A Preferred Stock of FelCor are redeemed by FelCor and in the same proportion that the shares of Series A Preferred Stock are redeemed. The number of Series A Preferred Units remaining unredeemed must equal, at all times, the number of shares of Series A Preferred Stock remaining unredeemed. Upon redemption, FelCor LP will either issue common units based on the unit conversion rate or deliver cash in an amount equal to the aggregate market value of the number of shares of common stock of FelCor into which the corresponding Series A Preferred Stock is then convertible. In either case, the number of common units issued, and amount of cash paid, will equal the number of shares of FelCor common stock or the amount of cash paid in the redemption of the corresponding shares of Series A Preferred Stock. Upon redemption, FelCor LP will also pay any accrued and unpaid distributions with respect to the redeemed units.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING LIMITED PARTNERSHIP
Date: August 26, 2004	By:	FelCor Lodging Trust Incorporated, its general partner
		By: Name: Title:	/s/ Lawrence D. Robinson Lawrence D. Robinson Executive Vice President, General Counsel and Secretary